EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated September 28, 2001, except Note 13, as to which the date is October 25, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Fonar Corporation's Annual Report on Form 10-K/A for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Grassi & Co, CPA's P.C.
Grassi & Co, CPA's P.C.

New York, New York
October 30, 2001